UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________________________
Form 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2017 (March 15, 2017)

__________________________________
BMC STOCK HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Its Charter)
__________________________________

Delaware (State or other jurisdiction of incorporation)	1-36050 (Commission File Number)	26-4687975 (IRS Employer Identification No.)

Two Lakeside Commons 980 Hammond Drive, NE, Suite 500 Atlanta, GA 30328 (Address Of Principal Executive Offices) (Zip Code)

(678) 222-1219 (Registrant’s Telephone Number, Including Area Code)

Not Applicable Former Name or Former Address, if Changed Since Last Report

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective March 15, 2017, the Board of Directors (the “Board”) of BMC Stock Holdings, Inc. (the “Company”) has appointed William Noah Gay, 46, to the position of Senior Vice President - Operations Finance and Credit.
Mr. Gay was previously serving as Chief Accounting Officer of the Company. As a result of the responsibilities of his new position, Mr. Gay will no longer serve as Chief Accounting Officer. Mr. Gay previously served as Vice President and Corporate Controller for Building Materials Holding Corporation from October 2014 through the effective time of the merger with Stock Building Supply Holdings, Inc. From October 2009 through October 2014, he served in various global and regional finance roles, including Region Controller – North America, for Novelis, Inc. Prior to that, Mr. Gay was an audit senior manager with PricewaterhouseCoopers LLP. Mr. Gay received a bachelor’s degree from The College of William and Mary in 1993. He is a certified public accountant and has extensive experience in financial accounting, reporting and compliance.
Effective March 15, 2017, the Board of the Company has appointed James F. Major, Jr., 45, Executive Vice President, Chief Financial Officer and Treasurer of the Company, to assume the responsibilities of the office of the principal accounting officer of the Company in addition to his position as Executive Vice President, Chief Financial Officer and Treasurer of the Company.
There is no arrangement or understanding between Mr. Major and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Major and any director or executive officer of the Company and Mr. Major is not party to a related party transaction as defined by Item 404(a) of Regulation S-K. Additional biographical information with respect to Mr. Major is included in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 8, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BMC STOCK HOLDINGS, INC.

Date: March 15, 2017	By: /s/ Paul Street
Name: Paul Street
Title: General Counsel and Corporate Secretary